                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                       CENTENNIAL HEALTHCARE CORPORATION
                                       AT
                              $5.50 NET PER SHARE
                                       BY
                          HILLTOPPER ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                            HILLTOPPER HOLDING CORP.
                            WHICH IS WHOLLY OWNED BY
                     WARBURG, PINCUS EQUITY PARTNERS, L.P.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, APRIL 13, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                  March 17, 2000

TO OUR CLIENTS:

    Enclosed for your information is an Offer to Purchase, dated March 17, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer"), in connection with the offer by Hilltopper Acquisition Corp., a Georgia corporation ("Purchaser") and a wholly owned subsidiary of Hilltopper Holding Corp., a Delaware corporation ("Parent"), to purchase all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Centennial HealthCare Corporation, a Georgia corporation (the "Company"), at $5.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to ChaseMellon Shareholder Service, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of "THE TENDER OFFER" of the Offer to Purchase.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Please note the following:

        1. The offer price is $5.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

        2. The Offer is being made for all of the outstanding Shares which are not owned by Parent.

        3. The Board of Directors of the Company, based on the recommendation of a Special Committee of the Board of Directors, has unanimously approved the Offer, the Merger (as defined below) and the Merger Agreement (as defined below) and determined that the terms of each are advisable, fair to, and in the best interests of, the Company and its shareholders and unanimously recommends that shareholders accept the Offer and tender their Shares pursuant to the Offer.

        4. The Offer is being made pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 25, 2000, by and among the Company, Parent and Purchaser, pursuant to which, after completion of the Offer, Purchaser will be merged with and into the Company and the Company will be the surviving corporation (the "Merger"), and each issued and outstanding Share (other than Shares held in the treasury of the Company or owned by Parent or any direct or indirect wholly owned subsidiary of Parent or the Company immediately before the Effective Time (as defined in the Offer to Purchase) or held in the treasury of the Company or Shares which are held by shareholders who properly exercise dissenters' rights, if any) shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into and represent the right to receive the price per Share paid by Purchaser pursuant to the Offer, without interest.

        5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer, that number of Shares which, together with any Shares then beneficially owned by Parent, represents more than 68.5% of the issued and outstanding Shares on a fully diluted basis and (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to the other conditions set forth in the Offer to Purchase.

        6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City, on Thursday, April 13, 2000, unless the Offer is extended.

        7. Stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Book-Entry Transfer Facility (as described in the Offer to Purchase), pursuant to the procedures set forth in
    Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by registered brokers or dealers licensed under the laws of such jurisdiction.

                                       2
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                       CENTENNIAL HEALTHCARE CORPORATION
                                       AT
                              $5.50 NET PER SHARE
                                       BY
                          HILLTOPPER ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                            HILLTOPPER HOLDING CORP.
                            WHICH IS WHOLLY OWNED BY
                     WARBURG, PINCUS EQUITY PARTNERS, L.P.

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated March 17, 2000, and the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer"), in connection with the offer by Hilltopper Acquisition Corp., a Georgia corporation ("Purchaser") and a wholly owned subsidiary of Hilltopper Holding Corp., a Delaware corporation, to purchase all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Centennial HealthCare Corporation, a Georgia corporation, at $5.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

              Number of Shares to be Tendered: ____________ Shares*

 ______________________________________________________________________________
                                   Sign Below

 Account Number: ____________      Signature(s) _______________________________

 Dated: ____________, 2000

 ______________________________________________________________________________
                          PLEASE TYPE OR PRINT NAME(S)

 ______________________________________________________________________________
                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

 ______________________________________________________________________________
                       AREA CODE AND TELEPHONE NUMBER(S)

 ______________________________________________________________________________
              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

 * Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.